EXHIBIT 11
                                                                   (1 of 2)

                   DDL ELECTRONICS, INC. AND SUBSIDIARIES
                     COMPUTATION OF EARNINGS PER SHARE



                                             Year Ended June 30
                                   ------------------------------------
                                   1996            1995            1994
                                   ----            ----            ----

PRIMARY EARNINGS PER SHARE:

Loss before
 extraordinary item            $  (758,000)    $(2,366,000)    $(8,354,000)
Extraordinary item               2,356,000       2,441,000           -
                                ----------      ----------      ----------
Net income                     $ 1,598,000     $    75,000     $(8,354,000)
                                ==========      ==========      ==========
Weighted average number of
common shares outstanding       18,180,034      15,149,968      14,239,292

Assumed exercise of options
 and warrants net of shares
 assumed reacquired                626,830         820,549         857,883
                                ----------      ----------      ----------
Average common shares and
 common share equivalents       18,806,864      15,970,517      15,097,175
                                ==========      ==========      ==========


Primary earnings per share:
  Income (loss) before
   extraordinary item               $(0.04)         $(0.15)         $(0.55)
  Extraordinary item                  0.13            0.15              -
                                      ----            ----            ----
  Earnings (loss) per share         $ 0.09          $   -           $(0.55)
                                      ====            ====            ====

                                                                   EXHIBIT 11
                                                                   (2 of 2)

                   DDL ELECTRONICS, INC. AND SUBSIDIARIES
                     COMPUTATION OF EARNINGS PER SHARE


                                            Year Ended June 30
                                   ------------------------------------
                                   1996            1995            1994
                                   ----            ----            ----
FULLY DILUTED EARNINGS PER SHARE:

Income (loss) before
 extraordinary item            $  (758,000)    $(2,366,000)    $(8,354,000)
Add back net interest
 related to convertible
 subordinated debentures           204,000         134,000         135,000
                                ----------      ----------      ----------
Income (loss) before
 extraordinary item for
 fully diluted computation        (554,000)     (2,232,000)     (8,219,000)
Extraordinary item               2,356,000       2,441,000           -
                                ----------      ----------      ----------
Net income for fully
 diluted computation           $ 1,802,000     $   209,000     $(8,219,000)
                                ==========      ==========      ==========


Weighted average number of
 common shares outstanding      18,180,034      15,149,968      14,239,292

Assumed exercise of options
 and warrants net of shares
 assumed reacquired under
 treasury stock method
 using period end market
 price, if higher than
 average market price              658,841       1,008,566         852,650

Assumed conversion of
 convertible subordinated
 debentures                        893,332         748,632         764,964
                                ----------      ----------      ----------
Average fully diluted shares    19,732,207      16,907,166      15,856,906
                                ==========      ==========      ==========


Fully diluted earnings
 per share:
   Income (loss) before
    extraordinary item              $(0.03)         $(0.13)         $(0.52)
   Extraordinary item                  .12             .14              -
                                      ----            ----            ----
   Earnings (loss) per share        $ 0.09          $ 0.01          $(0.52)
                                      ====            ====            ====



            Note:  The calculated fully diluted earnings per share
                    are antidilutive for 1995 and 1994.